NASDAQ: SESN December 2020 Business Update December 23, 2020

2 FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding our strategy, future operations, clinical development of our protein therapies, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward- looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various important factors, including: our projected financial position and estimated cash burn rate, expectations regarding the timing and amounts of any payments from Qilu under our license agreement, expectations regarding Qilu's ability to manufacture, develop and commercialize Vicineum in Greater China, expectations regarding potential OUS partnerships, expectations regarding the completion of our BLA filing, expectations regarding the impact of COVID-19 on our business, expectations regarding the timing of our PPQ campaign, expectations regarding the timing of the submission of our MAA for Vicineum™ to the EMA, expectations regarding the timing of potential approval of our MAA submission by the EMA, expectations regarding the timing of potential commercialization of Vicineum, expectations regarding physicians’ decisions to prescribe Vicineum, expectations regarding potential revenue opportunities, if approved, our ability to successfully develop our product candidates and complete our planned clinical programs, the potential advantages or favorability of our product candidates, our ability to obtain marketing approvals for our product candidates, expectations regarding our ongoing clinical trials and future post-marketing confirmatory trials, our ability to obtain, maintain and protect our intellectual property for our technology and products, other matters that could affect the financial performance of the Company, other matters that could affect the availability or commercial potential of the Company’s product candidates, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other reports on file with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this presentation are made as of the date hereof, and Sesen Bio assumes no obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise except as required by applicable law.

3 DECEMBER 2020 BUSINESS UPDATE 1. Differentiated MOA and clinical profile creates opportunity for best-in-class profile for Vicineum 2. Clear regulatory path forward for potential approval in US in 2021 and Europe in 2022 3. Significant global commercial opportunity; projected $1B - $3B peak revenue for Vicineum

THE PATIENT JOURNEY


BLOOD IN URINE
See PCP; therapeutic trial of antibiotics prescribed
See blood in urine; try different antibiotic
Still see blood in urine
Confusion and concern on problem
REFERRED TO UROLOGIST
Begin tests
CT Scan
Cytology
Cystoscopy
Bladder MRI
TURBT
Fear, anxiety
DIAGNOSIS
Shock and emotional struggle
Preparing for 1st cancer treatment
BCG
Testing
Hope treatment is working
BCG
Testing
BCG again
Fear cancer is progressing
BCG again
More testing
TUMOR HAS RECURRED
BCG has failed
What's next?
Urologist visit
UROLOGIST MAKES TREATMENT CHOICE
Bladder removal (Surgeon)
Intravesical treatment (Urologist)
Intravenous treatment (Medical Oncologist)

OUR MISSION IS TO SAVE AND IMPROVE THE LIVES OF PATIENTS WITH CANCER

Source: Svatek RS, et al. Eur Oncol. 2014.

4

5 2020: A Year of Execution Excellence Corporate Highlights 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Positive Pre-Submission meeting with EMA Completed DS PPQ campaign Favorable market research results vs. Keytruda Favorable Scientific Advice from EMA (Clinical) Received PIP waiver from EMA Announced 1st OUS deal with Qilu for Greater China Completed DP PPQ campaign Favorable Scientific Advice from EMA (CMC) CMC=Chemistry, manufacturing and controls; EMA=European Medicines Agency; PIP=Paediatric Investigation Plan; DS=Drug Substance; PPQ=Process Performance Qualification; OUS=Outside of the United States; DP=Drug Product; MENA=Middle East and North Africa; LUMC=Leiden University Medical Center; BLA=Biologic License Application; FDA=Food and Drug Administration Submitted BLA to FDA Announced OUS deal with Hikma for MENA Announced partnership with LUMC Signed agreement with Qilu as additional CMO

6 Vicineum has a Highly Differentiated Clinical Profile *As referenced in FDA NMIBC Guidance for Industry, February 2018. Source: Phase III data as of the May 29, 2019 data cut. For additional information regarding Phase III clinical trial data please refer to slides 43-63. Efficacy Data Safety Data 3-month response data • CIS: 40% complete response rate (CRR) • Papillary: 71% recurrence-free rate Durability of response • CIS: 52% duration of 9 months (12 months of therapy) • Papillary: Median time to recurrence of 402 days Positive time to cystectomy data • 76% of patients are cystectomy-free for 3 years • Meaningful data for patients and payers Encouraging survival data • Overall survival (OS) is 98% at 12 months • 2-year OS is 96% vs. 94% for the general population at 2 years (matched for age/gender) Intravesical administration • Bladder wall serves protective function • Preference of FDA* and most Urologists Clinical experience • 243 patients exposed to Vicineum for periods up to 782 days across all clinical trials • Average patient received 15 instillations of BCG Differentiated safety profile • 95% of all AEs were Grade 1 or 2 • Only 4% of patients experienced a treatment- related Grade 3-5 AE Favorable tolerability • Low discontinuation rate due to AEs (3%) • No age-related increase in AEs

7Source: FDA Guidance: BCG-Unresponsive Non-muscle Invasive Bladder Cancer: Developing Drugs and Biologics for Treatment Guidance for Industry, February 2018. CRR, Complete Response Rate; DoR, Duration of Response; BCG, bacillus Calmette-Guérin; WHO, World Health Organization. • Conduct nonclinical studies to assess toxicity in animal models • Conduct nonclinical studies to demonstrate anti-tumor activity • Conduct nonclinical studies to determine optimal dose and schedule • Examine anti-tumor activity and optimal dose schedule in early phase clinical trial • Papillary cohort endpoint of recurrence-free survival (time to event endpoint) • CIS studied in single-arm trial with CRR & DoR as primary endpoints • Papillary cohort not in primary efficacy endpoint • Prefer intravesical vs. systemic administration • Specifically define trial entry criteria • Definition of BCG-unresponsive disease • 2004 WHO classification for tumor grading • Central pathology review of biopsy tissue and urine cytology • Collect data on patients’ previous anti-cancer therapies • Enroll patients who reflect clinically relevant patient population • Optimize risk-benefit balance with dose selection • Definition of CRR • Collect time to cystectomy data • Lower bound of 95% confidence interval rules out clinically unimportant CRR • Nonclinical studies to determine need for evaluation of systemic toxicity • Consistent efficacy and safety data across Phase I, II and III trials 2018 FDA Guidance Vicineum Clinical Program Our long-term relationship with the FDA has allowed us to shape our nonclinical and clinical programs in alignment with the agency guidance

8 Vicineum confidence interval above FDA success criteria based upon complete response of other agents in patients with Carcinoma in situ Please use caution when drawing comparisons across different clinical trials 2Data are as of May 29, 2019 data cut from the Phase III VISTA trial 3To demonstrate a clinically meaningful response, per ODAC panel discussion on Dec. 17, 2019, and based on a meta-analysis of commonly used chemotherapy agents and the18% CRR of Valstar. 20% success criterion for the primary hypothesis test3 Vicineum 3-month CRR 51% 40% 30% 53% 41% 29% C R R ( % ) 50 40 30 20 10 0 60 Overall2 U.S. Patients2 1Advisory Committee Briefing Document and presentation slides for pembrolizumab for NMIBC (PEMBROLIZUMAB-P057V01MK3475). December 17, 2019. Keytruda 3-month CRR C R R ( % ) 50 40 30 20 10 0 51% 41% 32% 48% 31% 16% Overall1 U.S. Patients1 60 20% success criterion for the primary hypothesis test3

Positive progress in CMC comparability enables completion of BLA in December 2020

Module 1

- General corporate information
- Patent information and exclusivity
- Waivers
- Draft Label
- Risk management plan

- Draft carton and container labels

Module 2

- Introduction to summary
- Quality overall summary
- Non-clinical overview
- Clinical overview
- Non-clinical written and tabulated summaries
  - Pharmacology
  - Pharmacokinetics
  - Toxicology
- Clinical summaries
  - Biopharmaceutical studies
  - Pharmacology studies
  - Clinical Efficacy
  - Clinical Safety
- Phase 3 clinical assays
  - Description of assays and validation
  - Summary of sample analysis results

Module 3

- Drug substance
  - Manufacturer
  - Facility information
  - Batch records
  - Validation Master Plans
- Drug product
  - Manufacturer
  - Facility information
  - Batch records
  - Validation master plans

- Analytical comparability study utilizing DS and DP PPQ data
- Analytical method validation

Module 4

- 24 Non-clinical studies
- 30 Non-clinical reports
  - Pharmacology
    - 19 reports
  - Pharmacokinetics
    - 4 reports
  - Toxicology reports
    - 7 reports

Module 5

- List of clinical studies
- Phase 1, 2 and 3 Clinical Study Reports
- Integrated Summary of Efficacy
- Integrated Summary of Safety
- Case Report Forms

Indicates information submitted in December 2019

Indicates information submitted in December 2020

9

10 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 2Q 221Q 22 Positive progress in the US and Europe enables a clear regulatory path forward with the following anticipated milestones: BLA completion FDA approval BLA=Biologics License Application; MAA=Marketing Authorization Application; HTA=Health Technology Assessment; NICE=National Institute for Clinical Excellence US Europe Early commercial success MAA submission Forward-looking Timeline for Vicineum EMA approval FDA accepts file HTA/NICE evaluations

11 BLA for Vicnieum submitted on December 18, 2020 Sources: FDA applications for oncology products 2006 – 2015. Thomas D.W. et al., Clinical development success rates 2006-2015. 2016. Bio, BioMedTracker and Amplion. Phase Probability of Approval Products at end of Phase I 5% Products at end of Phase II 8% Products at end of Phase III 33% Products with BLA Submission 82% Oncology Products Reviewed by FDA 2006 - 2015 As part of a comprehensive analysis done for the Biotechnology Innovation Organization (BIO), a total of 9,985 clinical and regulatory phase transitions (phase advancement or development suspension) were recorded and analyzed from 7,455 development programs, across 1,103 companies.

Large Global Commercial Opportunity

Substantial US opportunity and OUS potential of roughly two times the US

- Projected peak revenue opportunity of $1B - $3B

Anticipated virtuous cycle of advocacy across physicians, patients/caregivers, and payers to drive rapid uptake and strong growth after approval and launch

Compelling intent to prescribe research

Highly concentrated market of ~1,500 Urologists treating ~75% of BCG patients allows for efficient targeting

- Estimated 40-50 sales representatives required
- Allows for efficient digital/social strategies to activate patients/caregivers

12

Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30.

13 5.4 8.2 8.2 8.6 5.2 6.2 3.4 5.8 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Efficacy Safety Ease of integration Interest in use of product A ve ra ge R at in g Vicineum Profile Keytruda Profile 2020 Market Research Results High Prescribing Urologists Prefer Vicineum Profile Source: Emerging treatment in-depth interviews (IDIs) with high BCG-treating Urologists, 1Q 2020, N=34 This slide is intended for market research purposes only and is not intended for marketing purposes. *Urologists would use a branded agent in ~80% of their high-risk, BCG-unresponsive patients Extremely Not at all Key Attributes Intent-to-Prescribe (Stated share of branded agents)* 83% 17% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Vicineum Profile Keytruda Profile % o f p at ie nt s

14 NMIBC Therapeutics Have Been Plagued by Manufacturing Issues 2012 2013 2014 2015 2016 2017 2018 2019 2020 Sanofi suspends production of BCG Connaught strain during facility renovations Merck announces shortages of BCG Tice strain Sanofi discontinues all global production of BCG Connaught strain Merck announces supply constraints of BCG Tice strain expected to last throughout 2020 Sources and Additional Information: Valera Pharmaceuticals 10K 2006. Wall Street Journal. Sanofi to Stop Production of Bladder Cancer Drug BCG. Peter Loftus. 2016. https://www.auanet.org/practice-resources/bcg-info/bcg-shortage- notice. https://www.bcan.org/2019-bcg-shortage-bladder-cancer/. https://www.who.int/news-room/commentaries/detail/bacille-calmette-gu%C3%A9rin-(bcg)-vaccination-and-covid-19. https://fergene.com/media/fergene-provides-update-on-bla-for-nadofaragene-firadenovec/. https://www.merck.com/news/merck-announces-plans-to-construct-new-facility-in-the-united-states- to-expand-manufacturing-capacity-for-tice-bcg/. FerGene receives a complete response letter for Adstiladrin for multiple CMC and manufacturing issues No clear near-term resolution of the BCG shortage or the CMC issues for Adstiladrin Valstar was pulled from the market in 2002 due to impurities in the formulation. FDA approval to re-introduce Valstar to the market was not received until 2009 Merck is constructing a new facility that may expand BCG production; anticipated completion in 2025/2026

15 Vicineum End-to-End Supply Chain World-class manufacturing and distribution capabilities ensure execution excellence • Vicineum Drug Substance manufacturer • 7 commercial products launched from site where Vicineum is manufactured o 3 produced via E. coli o 2 oncology products • 30+ years manufacturing biologics • 325+ protein-based therapeutics in development and/or manufacturing • Proven track record with FDA and worldwide regulatory agencies • Vicineum Drug Product manufacturer • >140 clinical and commercial oncology programs o >55 biologics o >5 commercial products • 60+ years of experience in manufacturing of oncology products • Proven track record with FDA and worldwide regulatory agencies • 3PL services (storage, ordering and accounts receivable management) • Best-in-class warehousing and transportation solutions • Specialty pharmaceutical distribution • Leading distributor of specialty pharmaceuticals with an extensive oncology portfolio, including Uro- oncology • Shipment to accredited Urology clinics • Board certified specialists for NMIBC care • Patient visits same Urology clinic as for BCG administration • Same treatment administration process for patient and HCP as for BCG Our mission is to save and improve the lives of patients with NMIBC

Highly Reliable Manufacturing Process for Vicineum



2000 L *E. coli* Production Bioreactor
Cell Bank
Shake flask
Centrifugation
(bulk solids removal)
Clarification
(MF for fine solids removal and UF/DF for buffer exchange)
5 Column Purification
1: Q-Sepharose FF
2: Ni2+ IMAC
3: Q-Sepharose HP
4: CHT
5: Q-Sepharose HP
(Crude capture)
(Affinity capture, LMW Impurities removal)
(HMW aggregates removal)
(HCP removal)
(Concentration step)
BDS Formulation
(UF/DF for buffer exchange)
DP Fill Finish
(7 mL @ 5mg/mL)

MF, microfiltration; UF, ultrafiltration; DF, diafiltration; FF, Fast-flow; IMAC, immobilized metal affinity chromatography; HP, High-performance; CHT, ceramic hydroxyapatite; BDS, bulk drug substance; DP, drug product; LMW, low molecular weight; HMW, high molecular weight; HCP, host-cell protein.

Source: Arjune Premsukh, Joelle Lavoie JM, Jeannick Cizeau, Joycelyn Entwistle, Glen MacDonald. Protein Expression Purification. 2011 Jul;78(1):27-37.

16

17 Positive US and European Regulatory CMC Feedback FDA Feedback May 2019 Type C and December 2019 Type B pre-BLA meeting: FDA Accepts Analytical Comparability Plan • Reached alignment with FDA on primary objective of meeting: acceptance of analytical comparability plan for commercial supply of Vicineum • No additional clinical trials deemed necessary at this time, subject to final comparability data to be included in the BLA EMA Feedback May 2020: CHMP Issues CMC Advice for Vicineum • CHMP agreed that the CMC comparability plan provides a strong analytical package, and no additional clinical trials to establish comparability are deemed necessary at this time • CHMP agreed to accept the GMP inspections conducted by the FDA Our analytical comparability plan is aligned with global standards issued by the ICH and feedback from the FDA and EMA ICH=The International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use; CHMP=Committee for Medicinal Products for Human Use

18 Commercial Manufacturing Strategy Based on Demonstrating Comparability The analytical comparability plan is comprised of 4 key elements: 1. Analytical Release Testing • Assesses the purity, biological activity and general characteristics of Vicineum 2. Biophysical Characterization • Assesses the structural characteristics of Vicineum 3. Forced Degradation Studies • Assesses the degradation pathway of Vicineum when exposed to stress conditions 4. Stability Studies • Assesses the stability of Vicineum at accelerated and long-term storage temperatures Drug Substance Sesen FUJIFILM Diosynth Biotechnologies (CMO) Drug Product Sesen Baxter (CMO) Clinical Supply Commercial Supply We aligned with the FDA on assessing analytical comparability in support of approval for commercial manufacturing at our CMOs

Meaningful Progress on Demonstrating Comparability

sesen bio

We have maintained high-quality manufacturing standards through the tech transfer process

	Sesen	FUJIFILM Diosynth Biotechnologies		
Test	Phase III	PPQ1	PPQ2	PPQ3
Appearance	✓	✓	✓	✓
pH	✓	✓	✓	✓
Identity	✓	✓	✓	✓
Concentration	✓	✓	✓	✓
Polysorbate 80	✓	✓	✓	✓
Purity	✓	✓	✓	✓
Charge Variants	✓	✓	✓	✓
Potency	✓	✓	✓	✓
Binding	✓	✓	✓	✓
Host Cell Protein	✓	✓	✓	✓
Residual DNA	✓	✓	✓	✓
Endotoxin	✓	✓	✓	✓

19

✓ Indicates acceptance criteria met for batches used in clinical trials (Sesen) or technology transfer (FUJIFILM Diosynth Biotechnologies)

Extensive Biophysical Characterization Supports Comparability

sesen bio

Structural characteristics of biologics impart biological function

Test	Sesen (Phase III Average)	FUJIFILM Diosynth Biotechnologies (PPQ Average)	Highly Comparable
Analytical Ultracentrifugation (S-value)	4.25	4.24	✓
Circular Dichroism (Near UV emission maxima)	272.9 nm 281.7 nm 289.4 nm	272.5 nm 281.5 nm 289.3 nm	✓
Differential Scanning Calorimetry (Thermal Transmission Temperature)	Tm1 39.7°C Tm2 42.1°C Tm3 51.4°C	Tm1 39.6°C Tm 2 41.8°C Tm3 51.4°C	✓
Fourier-transform infrared spectroscopy	α-helix: 13.3% β-sheet: 41.8%	α-helix: 13.5% β-sheet: 41.7%	✓
Free Sulfhydryl Analysis	None detected	None detected	✓
Intact Mass (Native Mass)	69555.8 Da (Native) 69564.5 Da (Reduced)	69555.5 Da (Native) 69565.3 (Reduced)	✓
Intrinsic Tryptophan Fluorescence (Emission Maxima)	345 nm (Native) 357 nm (Denatured)	344 nm (Native) 356 nm (Denatured)	✓
Peptide Mapping	100% match to theoretical sequence	100% match to theoretical sequence	✓
SEC-MALS (Monomer molecular weight)	70.4 kDa	70.0 kDa	✓

*Data shown is a representative sampling of all available biophysical characterization data.
Averages reflect three clinical lots used in the Phase 3 trial manufactured by Sesen vs. the three PPQ lots manufactured by Fuji.

20

21 Forced Degradation Studies in Support of Comparability The Comparability plan includes: 1. High temperature (25°C) 2. pH 7.5 and pH 10 3. Oxidative stress 4. Freeze-thaw stress 5. Photostability Normalized to T = 0 of 100% for ANCOVA analysis, P = 0.47 P >0.05 = The rate of change between the two processes is not significantly different Clinical and commercial material display highly similar degradation profiles, providing strong support for comparability 0 20 40 60 80 100 120 0 5 10 15 R el at iv e B in d in g (% ) Day 25°C Forced Degradation Study Clinical supply lot Commercial supply lot ANCOVA=Analysis of covariance. The analysis combines the methods used in ANOVA with linear regression on a number of different levels.

22 Long-term Stability in Support of Comparability At our CMC pre-BLA meeting, we reached agreement with the FDA: 1. To submit stability data throughout the BLA review period 2. That if analytical comparability is demonstrated, the stability data from clinical lots can be leveraged 90 92 94 96 98 100 102 0 12 M o n o m er % Weeks Clinical supply lot #1 Clinical supply lot #2 Clinical supply lot #3 Clinical supply lot #4 Commercial supply lot Based on available stability data, clinical and commercial material display comparable stability profiles at -20°C, providing strong support for comparability and justification for a robust commercial shelf life Normalized to T = 0 of 100% for ANCOVA analysis, P = 0.8423 P >0.05 = The rate of change between the two processes is not significantly different

23 Key Activities to Complete Module 3 Finalize the statistical analysis of in-process and release testing data from the PPQ campaigns Finalize the writing of all validation documents required for Module 3 Perform quality control review of Module 3 and publish into FDA submission format Module 3 submitted to the FDA on December 18, 2020

24 Forecast Simulation Model Key Assumptions US and OUS High-risk NMIBC patients unresponsive to BCG Estimated peak market share Approximate year 1 doses received Anticipated annual CMS ASP Prevalence (relative to US) Price (relative to US) US Inputs OUS Inputs Output Peak Revenue Opportunity for Vicineum: $1B - $3B CMS=Centers for Medicare and Medicaid Services; ASP=Average Selling Price For detailed model assumptions please refer to backup slides 80-81

We estimate the OUS opportunity for Vicineum is roughly double the US sesen bio

Geography	Peak Revenue Opportunity for Vicineum (captures 80% of variance)
Europe	$450M - $1,125M
US	$423M - $942M
China	$155M - $418M
MENA	$158M - $420M
Rest of Asia (incl. Japan)	$109M - $282M
Latin America	$51M - $150M
Canada	$28M - $81M
Oceania*	$17M - $53M

*Australia, New Zealand, Melanesia, Micronesia, Polynesia

Note: The peak sales ranges above were calculated using a Monte Carlo revenue simulation model; using the inputs listed on backup slides 80-81, the model calculated a range of alternative futures and possibilities. Peak sales presented capture 80% of uncertainty (10th-90th percentiles)

25

26 3Q 2020 Net Proceeds Qilu upfront $10.0M ATM $ 8.2M Total $18.2M $14M Cash Used in Operations in 3Q • Tech transfer/manufacturing scale-up • Regulatory support of BLA in US • Regulatory support of MAA in Europe $42M in cash and cash equivalents • No outstanding debt ATM Utilization 1Q 2020 $3.2M 2Q 2020 $4.8M 3Q 2020 $8.2M 3Q 2020 Financial Highlights $58.5M available on ATM facility

27 3Q 2020 Flux Analysis Strengthening the Balance Sheet while Minimizing Dilution June 30 Sept 30 Change Cash and cash equivalents $38M $42M +10% Shares outstanding 117M 124M +6% Market cap $84M $173M +106%

28 SESEN BIO HIGHLIGHTS 1. Differentiated MOA and clinical profile creates opportunity for best-in-class profile for Vicineum 2. Clear regulatory path forward for potential approval in US in 2021 and Europe in 2022 3. Significant global commercial opportunity; projected $1B - $3B peak revenue for Vicineum

THANK YOU

30 Thomas Cannell, DVM President, CEO and Director Glen MacDonald, Ph.D. Chief Technology Officer Mark Sullivan General Counsel and Corporate Secretary Erin Clark Vice President, Corporate Strategy and Investor Relations Monica Forbes Chief Financial Officer Omar Rifi Vice President, Business Development and Alliance Management Louise Stejbach Commercial Advisor Jeanette Kohlbrenner Human Resources Advisor Jeannick Cizeau, Ph.D. Head of Research Talented and Experienced Leadership Team Prepared for Commercial Launch Senior Management Board of Directors Jay Duker, M.D. Chair of the Board of Directors Thomas Cannell, DVM President, CEO and Director Jane V. Henderson Director Jason Keyes Director Carrie L. Bourdow Director

31 Appendix - Table of Contents Section Slide number Unmet Medical Need 32-35 Dual Mechanism of Action 36-39 Regulatory 40-42 Clinical Data 43-63 Commercial Opportunity 64-81 Manufacturing & Supply Chain 82-83 Intellectual Property 84-85 For Investor Purposes Only

32 Unmet Medical Need Appendix

Significant Unmet Medical Need in NMIBC

sesen bio


~440,000
new cases each year globally[1]
BCG SHORTAGE
is complicating patient care

Bladder cancer is the 6th most prevalent cancer in the US, of which 75%-85% is NMIBC[2,3]

Bladder cancer is the most expensive cancer to treat in the US with projected costs of ~$6B by 2020[4]

One of the worst patient experiences among common cancers

Survival rates for bladder cancer have decreased in recent years in the UK, during which time there was also a BCG shortage[5]

[1]Bray F et al. CA Cancer J Clin, 2018. [2]Anastasiadis et al. Therapeutic Advances in Urology, 2012. [3]Siegel et al. CA Cancer J Clin, 2019. [4]Svatek RS, et al. Eur Oncol. 2014. [5]Office of National Statistics, Aug 2019 Report.

33

34 Our Phase III data suggests Vicineum is cystectomy-sparing by significantly delaying or avoiding cystectomy for patients Your Bladder: An Essential Organ Radical Cystectomy: Life-Altering Surgery Self-controlled storage organ in the body Holds urine for release so the body is not exposed to harmful toxins and waste Part of the urinary system; partners with lungs, skin, and intestines to keep chemicals and water in the body balanced and healthy Integrated with male and female reproductive systems Often a 10 hour or longer surgery In women, removal of the entire bladder includes removal of the uterus, fallopian tubes, ovaries and cervix, part of the vaginal wall, and surrounding tissue In men, removal of the entire bladder includes removal of the prostate, seminal vesicles, and surrounding tissue Radical cystectomy requires life-long urinary diversion Sources and Additional Information: Bladder Cancer Advocacy Network (BCAN). Bladder Removal Surgery. May 2017. 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy

There is a Significant Unmet Need in China

Bladder Cancer is the 13th Most Common Cancer in China[1]

- 1.6-1.7 times the incidence vs. the US[2]
- Case fatality rate is 41% vs. 22.5% in the US[3]

>300M Adult Smokers in China[5]

- Largest smoking population in the world
- Smoking is the most important risk factor for bladder cancer

China has Increasing Diagnosis Rates with Limited Treatment Options

- Diagnosis and treatment rate expected to increase from 85% in 2020 to 92% in 2028[4]
- Chemotherapy treatment is common with high recurrence rates[4]

Improving Reimbursement and Pricing

- Updated provincial pricing and reimbursement policies have been set to improve patient access to innovative therapies in China[6]

Sources: [1]*Cancer Statistics in China*. American Cancer Society. 2015. [2]ClearView analysis. 2019. [3]GLOBOCAN/IARC. 2018. [4]Qilu business case presentation. April 2020. [5]Transl Lung Cancer Res. *Tobacco and the lung cancer epidemic in China*. NIH. May 2019. [6]Better Market Access in China – Government Improves Pricing and Reimbursement Environment. April 2019.

35

36 Dual Mechanism of Action Appendix

Vicineum has a Highly Differentiated Mechanism of Action


Mechanism 1:
Kills cell directly
Mechanism 2:
Activates immune system
Vicineum selectively targets EpCAM on cancer cells while generally leaving healthy cells alone
Vicineum causes immunogenic cell death by triggering damage-associated molecular patterns (DAMPs)
DAMPs
Neoantigen release
APC Activation
Neoantigen presentation and T cell activation
T cells recognize neoantigen and kill cancer cells
T cell proliferation
Memory T cell
Exotoxin A Payload
Non-cleavable peptide Linker
Antibody Fragment
Vicineum

For illustrative purposes only. Based on preclinical studies, we believe Vicineum works via a dual mechanism of action.

37

38 Vicineum is Highly Differentiated and has a Dual Mechanism of Action • Fusion protein consisting of an antibody fragment and a cytotoxic payload • Small size facilitates tumor penetration and greater drug delivery • Selectively targets cancer cells while generally sparing healthy cells • Inhibits protein synthesis and kills both rapidly proliferating and slow-growing cancer cells • Effective against multi-drug resistant cancer cells Dual MoA Immunogenic cell death activates a T cell-mediated immune response to attack the tumor Selectively targets EpCAM to destroy cancer cells by immunogenic cell death Based on preclinical studies, we believe Vicineum works via a dual mechanism of action.

Pre-clinical and Phase I Trial in SCCHN shows evidence of activation of patients' immune systems

Pre-Clinical Evidence

- Immunogenic Cell Death (ICD)
  - Promotes a pro-inflammatory environment and drives anti-cancer T cell responses
  - ICD is is associated with Damage Associated Molecular Patterns (DAMPs) including calreticulin expression, active ATP release and passive release of high mobility group box 1 protein (HMGB1)
  - Vicineum killing of cancer cells induces the expression of these key DAMPs
- In a mouse model, local Vicineum treatment of a tumor induced an immune response that, combined with a checkpoint inhibitor, slowed the growth of a 2nd non-injected tumor

Clinical Evidence

(as seen in Phase I)


Pre-treatment
After 4wks on treatment
PATIENT A:
Injected Tumor
PATIENT B:
Non-Injected Tumor
Injected Tumor

Reviewed in Vandenabaele, p et al, Adv. Exp Medical Biology 930:133-49 2016
Presented at AACR, 2017

39

40 Regulatory Appendix

41 Significant Progress in 2019 December 2019: Initiated BLA submission for Vicineum under Rolling Review 4 Pivotal Face-to-Face Meetings Led to BLA Submission of Clinical/Nonclinical Data May 2019: FDA Accepts CMC Analytical Comparability Plan • No additional clinical trials deemed necessary at this time, subject to final review of comparability data in the BLA June 2019: FDA Recommends Accelerated Approval Pathway and Rolling Review • Nonclinical data, clinical pharmacology data, and the safety database are sufficient to support a BLA submission November 2019: Gained alignment with FDA on post-marketing confirmatory trial • Creates opportunity for future label expansion in broader population December 2019: Gained alignment with the FDA on the final content of the BLA • Shared commitment to accelerate the timing of the pre-license inspection

42 Positive Interactions with EMA on Regulatory Pathway for Vicineum May 7, 2020 CHMP clinical advice for Vicineum: • The nonclinical and clinical pharmacology studies, and safety database are all sufficient to support a MAA submission for Vicineum and no additional clinical trials were requested • There is an unmet need for BCG-unresponsive NMIBC patients, especially for patients who are contraindicated for cystectomy • CHMP provided Sesen Bio with additional clarity on how to structure data in the MAA submission May 29, 2020 CHMP CMC advice for Vicineum: • Analytic comparability aligned to global standards issued by the ICH • CHMP agreed that the CMC comparability plan provides a strong analytical package, and no additional clinical trials to establish comparability are deemed necessary at this time • CHMP agreed to accept the GMP inspections conducted by the FDA CHMP = Committee for Medicinal Products for Human Use EMA = European Medicines Agency MAA = marketing authorization application ICH = International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use Based on the guidance received, we expect to submit the MAA for Vicineum to the EMA in early 2021, with potential approval anticipated in early 2022

43 Clinical Data Appendix

44 : Vicineum demonstrates a strong benefit-risk profile in our Phase III Trial Benefit Risk Safety and Tolerability Selectively targets cancer cells while generally avoiding healthy cells Favorable profile relative to BCG, Valstar, checkpoint inhibitors No dose or age-related increase in AEs Intravesical administration Efficacy Surrogate Endpoints Health Outcomes Phase III clinical trial is an open-label, multicenter, single-arm registration trial for the treatment of high-risk NMIBC patients who are designated to be BCG-unresponsive after adequate treatment with BCG. Adequate BCG is defined as at least two courses of BCG with at least five doses in the first course and two in the second. Preliminary data as of May 29, 2019 data cut. Time to Cystectomy 2018 FDA Guidance: The approval of a marketing application is based on a favorable risk-benefit assessment

Phase III Trial: Patient Demographics

CHARACTERISTICS	COHORT 1 CIS that was refractory or recurred within 6 months of adequate BCG	COHORT 2 CIS that recurred >6 months but ≤11 months of adequate BCG	COHORT 3 Papillary tumors (without CIS) that recurred within 6 months of adequate BCG
Total patients enrolled	86	7	40
Evaluable patients at 3-months	86	7	40
Evaluable patients at 6-months	86	7	40
Evaluable patients at 9-months	86	7	40
Evaluable patients at 12-months	86	7	40
Mean age (years)	74	68	74
Males/Females	63/23	6/1	34/6
Mean prior treatment for NMIBC			
BCG cycles (courses)	3 (range 2-13)		3 (range 2-13)
BCG cycles (instillations)	16 (range 8-45)		15 (range 7-48)
Intravesical chemotherapy	1 (range 0-23)		1 (range 0-6)
TURBT	4 (range 0-28)		4 (range 0-10)

TURBT: transurethral resection of bladder tumor
Note: Data are as of May 29, 2019 data cut

45

Compelling Clinical Data Set

Endpoint	How Endpoint is Measured	Results
Complete Response Rate (CRR) Primary Endpoint CIS patients	Defined as the proportion of patients who show no evidence of high-risk disease, or disease progression (e.g., T2 or more advanced disease).	• 40% CRR at 3 months • Lower bound of 95% CI rules out clinically unmeaningful CRR • Higher complete response rate in patients receiving less BCG
Duration of Response (DoR) Primary Endpoint CIS patients	Defined as the time from complete response to treatment failure.	• 52% duration of 9 months (12 months of therapy) • 39% duration of 15 months or greater (18 months of therapy) • The longer the CR, the higher the probability of remaining disease-free
Time to Disease Recurrence Secondary Endpoint Papillary patients	Defined as the time from the date of first dose of study treatment to treatment failure.	• Median time to recurrence is 402 days • 50% probability of remaining recurrence-free for 12 months • 37% probability of remaining recurrence-free for 24 months or greater
Time to Cystectomy (TtC) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to surgical bladder removal.	• 76% of patients are cystectomy-free for 3 years • Responders have an 88% probability of remaining cystectomy-free at 3 years • Average responder remains cystectomy-free for 1,035 days vs. 631 days for non-responders
Progression-Free Survival (PFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to disease progression (e.g. T2 or more advanced disease) or death as a first event.	• 96% of patients are progression-free at 12 months • 90% of patients are progression-free for 24 months or greater • Median PFS has not been reached
Event-Free Survival (EFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.	• 29% of patients are event-free at 12 months • 22% of patients remain event-free at 18 months • 21% of patients remain event-free for 24 months or greater
Overall Survival (OS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to death from any cause.	• Overall survival is 98% at 12 months • Overall survival is 96% for 24 months or greater vs. 94% for general population at 2 years
Safety Secondary Endpoint All Cohorts	Full review of all safety data from Phase III	• 2% treatment-related SAEs • 4% treatment-related Grade 3-5 AEs • Increased dosing in Phase III did not increase severity or frequency of AEs
Tolerability Secondary Endpoint All Cohorts	Full review of all tolerability data from Phase III	• AEs generally low grade • Low rate of discontinuations for AEs • No age-related increase in AEs

Note: Data are as of May 29, 2019 data cut

46

47 Complete and Partial Response: In our Phase II clinical trial, 83% of patients had a complete or partial response Start of Treatment with Vicineum 3-Month Response 40% of patients had a complete response 43% of patients had a partial response 17% of patients had no response *Note: Data are from Phase II clinical trial, n=45 (40% of patient had a complete response at 3 months; 60% of patients did not have a complete response and, of those, 71% of patients had a partial response). Partial response, as measured by bladder mapping, is defined by non-complete response patients who had either a reduction in tumor size or did not experience an increase in bladder area affected. Bladder mapping was not done as part of the Phase III trial, therefore partial response data are not available.

48 Duration of response: defined as the time of complete response to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. **Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Median duration of response for the primary endpoint, Cohort 1 (n=86) is 273 days (95% CI=122-NE), and duration of response for Cohort 2 (n=7) is 290 days (95% CI=167-NE), based on the Kaplan-Meier method. KM Estimate Censored 95% CI X 52% 39% Median Duration of Response is 287 days (95% CI, 154-NE* days) (9.4 months)** At time of first CR (90 days) Time after first CR (months) 100 80 60 40 20 Duration of Response: 52% of CIS patients who had a complete response at 3 months remained disease-free for a total of 12 months after starting treatment % o f P at ie nt s w it h C o m pl et e R es po ns e 3 6 9 12 15 18 21 0 KM Evaluable Patients: 36 35 21 16 13 10 6 4

49 Duration of Response: Vicineum is generally more efficacious in CIS patients treated with less BCG Duration of response: defined as the time of complete response to treatment failure. *Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. The BCG shortage may cause a new normal wherein patients receive less BCG Median 100 80 60 40 20 0 % o f P at ie nt s w it h C o m pl et e R es po ns e At time of first CR (90 days) Time after first CR (months) KM Evaluable Patients 7 – 9 BCG Instillations: 7 7 5 4 4 2 2 2 KM Evaluable Patients 29 28 15 13 9 8 4 2 3 6 9 12 15 18 21 7-9 BCG instillations Legend: CensoredX

50Duration of response: defined as the time from complete response to treatment failure. *Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Duration of Response: The longer you have a complete response, the higher the probability of remaining cancer-free 17% 42% 56% 61% 74% 0% 20% 40% 60% 80% Day 0 CR at 3 months CR at 6 months CR at 9 months CR at 12 months Probability of Maintaining Complete Response (CR) for at Least One Additional Year* Probability of CR for Additional 12 months

51 Time to Disease Recurrence: Time to Disease-Recurrence: 50% of high-risk papillary patients who were treated with Vicineum are disease-free at 1 year Time to disease recurrence: defined as the time from the date of the first dose of study treatment to treatment failure. Median time to disease recurrence 95% confidence intervals are 170 – Not estimable (NE) days. Not estimable means the upper bound for the 95% confidence interval has not reached the median. Note: Data reflect results of patients in cohort 3 (n = 40) with high-grade Ta or T1 tumors (without Carcinoma in situ) that recurred within 6 months of adequate BCG. Median time to recurrence is 402 days per Kaplan-Meier estimate (13.2 months) 50% 37% 3 6 9 12 15 18 21 240 % o f P at ie nt s R ec ur re nc e- Fr ee Time on treatment (months) KM Evaluable Patients: 40 27 23 18 16 12 10 8 4 100 80 60 40 20 0 2018 FDA Guidance: Sponsors can include patients with completely resected lesions and no evidence of CIS in these single-arm trials but should not include them in the evaluation of the primary efficacy endpoint. KM Estimate Censored 95% CI X Legend:

52 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy. % o f P at ie nt s C ys te ct o m y- Fr ee Median 3 6 9 12 15 18 21 240 27 30 33 Time from start of treatment (months) KM Estimate Censored 95% CI X Legend: No patient on treatment progressed to metastatic disease KM Evaluable Patients: 133 127 113 100 86 60 49 37 29 15 10 5 100 80 60 40 20 0 Highly Differentiated Time-to-Cystectomy Data vs. Currently Available Agents 76% of patients are cystectomy-free for 3 years Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133). Note: Average time to cystectomy from transurethral resection of bladder tumor (TURBT) for NMIBC patients with high-risk papillary disease in Europe is ~105 days (National Institute of Health, Timing of radical cystectomy in Central Europe - multicenter study on factors influencing the time from diagnosis to radical treatment of bladder cancer patients, Poletajew S, et al., 2015.) Additional FDA guidance states that although delay in radical cystectomy is considered a direct patient benefit, the variations in patient and health care provider preferences can confound the interpretation of this endpoint in randomized trials and particularly in single-arm trials. Nevertheless, sponsors should collect these data, which may provide supportive evidence of effectiveness.

53 Time to Cystectomy: Responders have an 88% probability of remaining cystectomy-free 3 years after starting treatment Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data consist of patients from all cohorts (n=133). % o f P at ie nt s C ys te ct o m y- Fr ee Median 3 6 9 12 15 18 21 240 27 30 33 Time from start of treatment (months) The average responder remains cystectomy-free for 1,035 days vs. 631 days for non-responders 100 80 60 40 20 0 KM Evaluable Responder Patients: 63 63 63 58 52 39 34 27 23 13 9 4 KM Evaluable Non- responder Patients: 70 64 50 42 34 21 15 10 6 2 0 0 36 2 0 Legend: Responders Censored Non-responders X Statistically significant difference for responders vs. non-responders: p = < 0.001

54 Overall Survival 1- and 2-year survival rates of patients on trial are comparable to those of the general population of similar age and gender demographics (predominantly male in their 70s) 1U.S. Social Security Administration Actuarial Life Table (https://www.ssa.gov/oact/STATS/table4c6.html), Based on probability of dying within one year and weighted to match VISTA trial population demographics Survival Estimates Patients on VISTA Trial General Population1 1 year 98% 97% 2 years 96% 94%

Additional Vicineum Clinical Data

sesen bio

Preliminary Phase II vs. Phase III Complete Response Rate

Time Point	Phase II Pooled CRR (95% Confidence Interval)	Phase III Pooled CRR (95% Confidence Interval)
3-months	40% (26%-56%)	40% (30%- 51%)
6-months	27% (15%-42%)	28% (19%-39%)
9-months	18% (8%-32%)	21% (13%-31%)
12-months	16% (7%-30%)	17% (10%-26%)

Dosing:

Phase II:

Cohort 1: 6 weekly induction doses, 6 weeks off; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off; those with residual disease at 3 months had option of to start maintenance or receive a second induction course.

Cohort 2: 12 weekly induction doses; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off.

Phase III:

Biweekly induction doses for 6 weeks followed by weekly dosing for 6 weeks; if a CR is achieved, proceed to maintenance of every other week dosing for 2 years total.

55

Note: Phase III data are as of May 29, 2019 data cut

56 Phase III Trial: Evaluable Patient Data Tables by Cohort for Carcinoma in situ Cohort 1 (n=82) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=82 39% (28%-50%) 6-months n=82 26% (17%-36%) 9-months n=82 20% (12%-30%) 12-months n=82 17% (10%-27%) Cohort 2 (n=7) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=7 57% (18%-90%) 6-months n=7 57% (18%-90%) 9-months n=7 43% (10%-82%) 12-months n=7 14% (0%-58%) Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase Note: Data are as of May 29, 2019 data cut

57 Recurrence-free Rate: 42% of high-risk papillary patients remain disease- free after one year Recurrence-free (RF) Rate (Papillary patients) Time Point Evaluable Patients RF Rate (95% Confidence Interval) 3-months n=38 71% (54%-85%) 6-months n=38 58% (41%-74%) 9-months n=38 45% (29%-62%) 12-months n=38 42% (26%-59%) Recurrence-free rate: defined as the percentage of patients that are recurrence-free at the given assessment time point. Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase Note: Data are as of May 29, 2019 data cut

Safety and Tolerability: Our Phase II and Phase III clinical trials are highly consistent for safety and tolerability sesen bio

Increased dosing and duration of exposure does not appear to lead to an increase in incidence or severity of AEs

Treatment-related serious adverse events reported:

- Phase II Clinical Trial: 6 SAEs reported, none determined to be related to treatment by the investigator.
- Phase III Clinical Trial: 3 patients reported 4 events including grade 4 cholestatic hepatitis, grade 5 renal failure[1], grade 3 acute kidney injury[2], and grade 2 pyrexia.

Category	Phase II Patients (%)	Phase III Patients (%)
Any AE	43 (94%)	117 (88%)
Grade 3-5 AEs	9 (20%)	29 (22%)
Treatment-related AEs	30 (65%)	66 (50%)
Treatment-related Grade 3-5 AEs	3 (7%)	5 (4%)
Any SAE	6 (13%)	19 (14%)
Treatment-related SAEs	0 (0%)	3 (2%)
Discontinuations due to AEs	0 (0%)	4 (3%)

Vicineum Treatment Exposure:

Average Instillations per Patient	12	27
Average Duration of Exposure (days)	147	240

[1]90-year-old man started the trial Mar. 2016. In May 2016, admitted for renal failure and started dialysis. Two weeks later, patient opted to discontinue dialysis, entered hospice and died in June 2016. Case reported to DSMB, FDA and Health Canada. [2]74-year-old man started the trial Nov. 2016. In Dec. 2016, admitted for acute kidney injury. In 2017, protocol amended to enhance monitoring, and educated investigators. No new serious related renal events since.

58

59 M ea n A E s/ pa tie nt 0 2 4 6 8 10 Safety and Tolerability: No age-related increase in adverse events in our Phase III trial Note: Data consist of patients from all cohorts (n=133). Mean AEs for all patients: 8.1 (range 0-54), Mean treatment-related AEs for all patients: 2.2 (range 0-51). Adverse Events Treatment-related Adverse Events 54-69 (n=40) 70-79 (n=57) 80+ (n=36) Age (years) 9.0 3.0 7.9 2.1 7.5 1.6 The average patient in the VISTA trial was ~74 years old

60 High-Level Overview of Planned Confirmatory Trial Successful in alignment with the FDA on the design of the post-marketing confirmatory trial for Vicineum Key Elements The confirmatory trial will enroll BCG-refractory patients who received less-than-adequate BCG* • This represents a broader patient population than the originally proposed BCG-intolerant population • If the trial is successful, labeling is expected to be expanded to include this additional patient population The trial is expected to be powered to demonstrate the superior efficacy of Vicineum vs. currently utilizedtherapies • Primary endpoints expected to include complete response rate and duration of response • Secondary endpoints expected to include quality of life, survival and safety assessments, as well as an evaluation of a delayed complete response** • These data are expected to contribute to favorable reimbursement discussions worldwide * Adequate BCG is defined by the FDA as at least 5 doses in an initial induction course, plus at least 2 doses in a second course ** In post-hoc analyses requested by the FDA, Vicineum was shown to demonstrate a delayed CR in some patients who were non-CR at 3 months

HEAD AND NECK CANCER: Difficult-to-Treat & Dominated by Primary Tumor • Head and neck cancers affects >650,000 people worldwide; ~350,000 deaths each year1 • 90% are squamous cell carcinomas of the head and neck (SCCHN)1 - Two-thirds diagnosed with advanced disease and severe prognosis • High risk of recurrence and frequent metastases and development of second primary tumor1 • Low rate (~50%) of 5-year survival and limited benefit with combo chemotherapy2 • Surgery remains SOC - highly invasive and associated with significant morbidity2 • Recurrent SCCHN after multimodal local treatment generally considered incurable2 • Two checkpoint inhibitors currently approved for treatment of SCCHN3,4 1 Heroiu et al. Maedica, 2013; 8(1), 80-85 2Machiels, J. F1000Prime Rep. 2014. 3OPDIVO (nivolumab) prescribing information 4KEYTRUDA® (pembrolizumab) prescribing information 61

62 PHASE 1 TRIALS ASSESSING DAILY AND WEEKLY DOSES SUGGEST IMMUNE DRIVEN RESPONSE • Anti-tumor activity of 43% on daily dose; 62% on weekly dose • Observed regression or complete resolution of non- injected tumors • 207 days mean overall survival for EpCAM-positive patients vs. 125 days for EpCAM-negative patients • Generally well-tolerated COMPLETED U. S. PHASE 2 TRIAL • Weekly administration of 500 μg or 700 μg via intratumoral injection; 700 μg established as RP2D • Well-tolerated; pain at injection site reported as most commonAE • Reduction in bi-directional size of principle targeted tumor observed in 71% (10/14) of evaluable patients • RECIST criteria not employed • Growth control of initial treated tumor achieved in four of five patients with multiple tumors, leading to treatment of additional tumors VICINEUM Monotherapy Studies Demonstrate Opportunity in Late- stage SCCHN

Pipeline of Targeted Therapies

sesen bio

We believe there is strong scientific rationale for Vicineum in combination with checkpoint inhibitors. Vicineum in combination with AstraZeneca's anti-PD-L1, Imfinzi (durvalumab), is being evaluated in a Phase 1 trial run by the National Cancer Institute.

PRODUCT CANDIDATE	PAYLOAD	INDICATION	PRECLINICAL	Ph I	Ph II	Ph III	BLA
Locally administered TPTs							
Vicineum	**ETA**	BCG-unresponsive high-risk NMIBC	Submission Initiated				
Vicineum	**ETA**	SCCHN	Complete				
Locally administered TPT + Systemic Checkpoint Inhibitor							
Vicineum + Durvalumab	**ETA & IO**	BCG-unresponsive high-risk NMIBC	Ongoing				
Vicineum (Combination with checkpoint inhibitor)	**ETA & IO**	SCCHN	Deferred				

We have deferred further development of Vicineum, for the treatment of squamous cell carcinoma of the head and neck (SCCHN), and VB6-845d in order to focus our efforts and resources on our ongoing development of Vicineum for the treatment of high-risk NMIBC. We are also exploring collaborations for Vicineum, for the treatment of SCCHN, and VB6-845d.
ETA, exotoxin A; IO, immuno-oncology agent

63

64 Commercial Opportunity Appendix

65 Virtuous Cycle: High possibility that all three key segments are advocates & take action Sources: Sesen Bio internal market research: Patient Journey Insights, Blue Print qualitative study May 2018, n=24; Sesen Market Opportunity, Monitor Deloitte qualitative and quantitative (n=34) study October 2018; Community Urologist in-depth interviews (IDIs), October 2018, n=5; Sesen Bio Qualitative Market Research Urologist/KOL IDIs February 2019, n=11. Sesen Bio Qualitative Market Research Urologist IDIs June 2019, n=30. Note: RC= Radical Cystectomy Physicians (Ancillary HCPs) Patients (Caregivers/ families) Payers (Private/ public) Advocate for product reimbursement Encourage use of Vicineum before RC

66 Brand Logo Differentiated vs. branded agents in Urology TM

67 Treatment Protocol BCG Vicineum Checkpoint Inhibitors Treatment at Urology office X Directed by Urologist X Administration by Urology nurse X Bladder infusion via urinary catheter X 2-hour infusion, hold, and rotation X Vicineum has the Potential to Provide Continuity of Care for Patients with NMIBC Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30.

Clinical Data from Emerging Treatments for NMIBC

sesen bio

	Vicineum Profile (Phase III Data)	Keytruda Profile (Phase II Data)	Tecentriq Profile (Phase II Data)
Efficacy	N=89	N=102	N=73
Complete Response Rate • At 3 Months • At 12 Months • At 18 Months	 40% (CI: 30-51) 17% 15%	 41% (CI: 32-51) 20% 13%	 41% (CI: 30-53) No data reported No data reported
Time to Cystectomy	76% of patients were cystectomy-free at 36 months (n=133)	No data reported (not a clinical trial endpoint)	No data reported
Safety	N=133	N=102	N=73
Treatment-Related Grade 3-5 AEs	4%	13%	12%
Discontinuation due to an AE	3%	10%	No data reported
Mode of Administration	Intravesical	Intravenous	Intravenous
Generally Administered by	Urologist	Medical Oncologist	Medical Oncologist

Source: Preliminary data from October 6, 2020 data cut for Vicineum profile; Dec. 2019 FDA briefing book for Keytruda profile; May 2020 ASCO abstract for Tecentriq profile. Note: The data shown are from the respective trials and do not represent head-to-head trial outcomes

68

69 1Q 2020 Market Research Results Reasons Urologists Prefer Vicineum Profile • Urologists strongly prefer to retain ownership of patient journey – High degree of reluctance to refer to Medical Oncologists – Fear of losing follow-up diagnostics with patient after treatment referral • Urologists perceive favorable product profile for Vicineum – Comparable efficacy and favorable safety/tolerability relative to Keytruda profile – Compelling time-to-cystectomy data • Urologists perceive administration of Vicineum as highly consistent with office operations – Vicineum administration protocol is identical to BCG – Many Urologists are less familiar with the side effects of intravenous chemotherapy • Urologists perceive negative psychological effects of intravenous therapy on patients – Stigma of seeing an Oncologist/going to large academic medical center – Patient perception of more advanced disease (e.g. terminal patients) Source: Emerging treatment IDIs with high BCG-treating Urologists, 1Q 2020, N=34 This slide is intended for market research purposes only and is not intended for marketing purposes.

70 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 20 0 40 0 60 0 80 0 1, 00 0 1, 20 0 1, 40 0 1, 60 0 1, 80 0 2, 00 0 2, 20 0 2, 40 0 2, 60 0 2, 80 0 3, 00 0 3, 20 0 3, 40 0 3, 60 0 3, 80 0 4, 00 0 4, 20 0 4, 40 0 4, 60 0 4, 80 0 BCG Prescribers Highly Concentrated Prescriber Base Allows for Efficient Commercial Model ~1,500 Urologists treat 75% of patients % o f P at ie nt s 1AUA State of the Urology Workforce and Practice in the United States. 2017. 2Health Verity 2019. 1 2

71 At treatment decision points, caregivers often play an influential role Our strategy is to educate and inform caregivers via a wide range of digital and social channels Digital • Paid search • Organic search • Videos • Banners • Website (branded or unbranded) Social • Facebook community groups • Twitter • Lead gen/CRM Lead gen = lead generation CRM = customer relationship management

Pricing and Reimbursement US Benchmarks

Price Reference

(Annual Cost)



$200K
Opdivo[1]
Keytruda[1]
Tecentriq[1]
$150K
$100K
$50K
$0K
Anticipated competitive pricing

Payer Management Responses to Pricing[2]



100%
50%
0%
Proportion of Payers
$30 K
$60 K
$90 K
$150 K
Key:
Unrestricted Coverage
PA to Label
PA to Trial
Risk of Step Edit*
Not on Formulary

Sources: [1]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List as of 1Q 2020 (cms.gov).
[2]Payer Interviews, ClearView Analysis, n=10, March 2019.
*Note: Payers cited a possibility of using a step edit, but could not be certain, as the ability to use a step edit is new to their organization's Medicare Advantage medical benefit. PA = Prior Authorization

72

Competitive Scan

Approved/Pipeline Products

Second Line Monotherapies

Checkpoint Inhibitors:

Keytruda
- Approved for NMIBC January 2020
- Reimbursed at $175,000/year with minimal payer restrictions

Tecentriq
- Awaiting Phase III enrollment
- Phase II closed prematurely as it failed to meet futility endpoint

Gene Therapy: Adenovirus Vectors

Adstiladrin
- Missed May PDUFA date
- Received a CRL from the FDA in May 2020 citing numerous CMC and manufacturing issues

CG0070
- Phase III trial enrollment started in October 2020; primary completion December 2022
- Same adenovirus serotype as Adstiladrin

Combination Therapies

N-803 + BCG (Phase II)
- BLA Filing 2H 2021 (CIS)*; Breakthrough Therapy Status
- BLA Filing 2022 (Ta/T1)*

Keytruda + BCG (Phase III)
- Phase III trial initiated in December 2018
- Patients with "less than adequate" BCG
- BCG control arm to isolate treatment effect of BCG vs. Keytruda

Recently Terminated Programs

Phase II Trials

• Enzalutamide	October 2018
• Inodiftagene Vixteplasmid	November 2019
• Rogaratinib	December 2019

Phase III Trials

• Rapamycin	June 2019
• Nanoxel	August 2019
• Mitomycin C + Synergo	April 2020

*JP Morgan Healthcare Conference (January 2020); Jefferies Virtual Health Conference (June 2020)

73

74 Competitive Summary: BCG-Unresponsive NMIBC therapies Description Report CR rate at discrete timepoints Patient failures taken off therapy Local and Central Review of Pathology BCG + N-803 BCG in combo with rIL-15 Vicineum Fusion Protein (Dual MOA) Keytruda Checkpoint Inhibitor Adstiladrin Gene Therapy Treatment Combination Therapy* Monotherapy Monotherapy Monotherapy No** (only reported cumulatively) Yes Yes Yes Yes Yes Yes No** (re-induction is allowed) Yes Yes No** (local pathology only) Not reported** *No control arm to isolate the treatment effect of BCG vs. rIL-15 (therefore it is unclear how much of the benefit is simply due to BCG); Combination products involving BCG may be at significant risk during the long-standing BCG shortage **This difference in study design or data presentation may overstate the reported Complete Response (CR) rate

75 Sesen Bio OUS Strategy Overview • Vicineum is a product with potential for registration and reimbursement in multiple developed markets • OUS opportunity for Vicineum is 2-3 times larger than the US • Efficient process to manage strong, engaged relationships with key partners worldwide • Partner with 6-10 companies with local expertise who will be the MAH • Launch in 60-80 OUS countries with 50-50 value share

76 Sesen Bio OUS Update July 31, 2020: Announced partnership with Qilu Pharmaceutical for the manufacture, development and commercialization of Vicineum in Greater China* • Represents the first of 6-10 anticipated OUS deals • Financial terms include significant sources of non-dilutive capital • Qilu will be the Marketing Authorization Holder and will have the exclusive rights to develop, manufacture and commercialize Vicineum in the region • Terms of the agreement include tech transfer, creating an opportunity for future CMO partnership to meet significant global demand forecasts Vicineum is a product with potential for registration and reimbursement in multiple developed markets • OUS opportunity for Vicineum is roughly double the US opportunity • Additional partnership opportunities expected in 2H 2020 – 1H 2021 *Greater China is defined as China, Hong Kong, Macau and Taiwan

77 Partnership Opportunity in China: Qilu Pharmaceutical Profile • Top 10 Pharmaceutical Company in China with >$3B in annual revenues • Extensive clinical experience • 2nd largest clinical team in Chinese Big Pharma • Focused on biosimilar and innovative drugs, with nearly 40 years of clinical development experience • Significant oncology experience with a dedicated team of nearly 5,000 employees in sales, marketing and medical • Among top 3 companies in China for market promotion in oncology • Three commercially available biologics which are manufactured via microbial expression • Microbial drug production facility is NMPA approved and has been inspected by EU QP • DS and DP manufacturing capabilities • Future opportunity to leverage manufacturing expertise as a secondary supplier to help meet global demand DS = Drug Substance; DP = Drug Product; NMPA = National Medical Products Administration (formerly CFDA); QP = Qualified Person

78 Overview of Qilu License Agreement • Financial terms include significant sources of non-dilutive capital • Upfront payment of $12M in cash • Eligibility to receive up to $23M in regulatory and tech transfer milestones in addition to 12% royalties on net sales for at least 12 years • Qilu will be the Marketing Authorization Holder (MAH) and will have the exclusive rights to develop, manufacture and commercialize Vicineum in the Greater China* region • Qilu will be responsible for all expenses related to these activities • Sesen retains full development and commercialization rights in the US and rest of world excluding Greater China • Terms of the agreement include tech transfer, creating an opportunity for future CMO partnership to meet significant global demand forecasts *Greater China is defined as China, Hong Kong, Macau and Taiwan

79 Strong cultural fit between Sesen and Qilu Significant CMC capabilities and experience Highly knowledgeable clinical and manufacturing teams Vicineum is a highly differentiated product that addresses a huge unmet need Building Our Reputation as a Partner of Choice Feedback Received from Qilu During the Negotiation Process

Simulation Inputs: US Market

sesen bio

Estimated patients eligible for branded therapy[1]
(Annual high-risk NMIBC patients unresponsive to BCG)

Lower Bound		Upper Bound
7,800 patients	⟷	20,400 patients

Estimated peak market share[2]
(Likely share of branded agents)

Lower Bound		Upper Bound
20%	⟷	75%

Approximate year 1 doses received[3]
(Percent of possible doses received)

Lower Bound		Upper Bound
67%	⟷	83%

Anticipated reimbursement price for competitive agents[4]
(Anticipated annual CMS ASP)

Lower Bound		Upper Bound
$100,000	⟷	$175,000

Sources: [1]National Cancer Institute, SEER Cancer Stat Facts: Bladder Cancer, 2019., and ClearView Analysis 1Q 2019. [2]Emerging Treatment IDIs with High BCG-Treating UROs, 1Q 2020, N=34, [3]Phase III trial data as of May 29, 2019 data cut., [4]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List

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Simulation Inputs: OUS Market

Estimated incidence relative to the US[1]
(High-risk NMIBC patients unresponsive to BCG)

	Lower Bound	Upper Bound
Europe	1.1	1.3
China	1.6	1.8
MENA	0.2	0.4
Asia (incl. Japan)	0.8	1.0
Latin America	0.2	0.4
Canada	0.1	0.3
Oceania	0.05	0.2

Estimated price relative to the US[2]
(Anticipated reimbursed price)

	Lower Bound	Upper Bound
Europe	0.44	0.84
China	0.20	0.60
MENA	0.66	1.06
Asia (incl. Japan)	0.29	0.69
Latin America	0.30	1.00
Canada	0.35	0.70
Oceania	0.35	0.70

Sources: Ferlay. Intern. J. Canc. 2015; UN World Population Reports; SEER; GLOBOCAN; RedBook; Lauertaxe; Ameli; NICE; Vademecum; AIFA; NHI; CADTH; ANVISA; CBiP; Danish Medicines Agency; The Pharmaceutical Benefits Scheme; Saudi Food & Drug Authority; South African Medicine Price Registry; FiercePharma; ClearView Analysis. [1]Relative incidence is calculated from total bladder cancer, and does not account for differences in the distribution of patients between NMIBC and MIBC. [2]Pricing multiplier is based on publicly available pricing information; averaged based on ex-manufacturer price of Keytruda and Opdivo, and is likely to vary greatly for each pharmaceutical, and across different countries within each region. [3]South Africa price multiplier was based on Keytruda only, as Opdivo has not yet been priced.

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82 Manufacturing & Supply Chain Appendix

83 Reliable and Inexpensive Manufacturing Process • Vicineum is manufactured using a robust, industry-standard microbial expression system • The manufacturing process is highly reliable, reducing the risk of supply shortages • The manufacturing process is inexpensive, leading to a relatively low cost-of-goods • For manufacturing, we have partnered with Fujifilm and Baxter, both world-class contract manufacturers

84 Intellectual Property Appendix

Vicineum Patent Life



Pending Applications
Dosing Strategies for Targeting EpCAM positive bladder cancer. If allowed, would expire in 2036 or later.
Stabilized Chimeric Immunoglobulins (April 2020 - July 2020)
US:
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036
Methods of Treating Cancer Using an Immunotoxin (April 2024 - Jun 2025)
Potential for 12 years of biologics marketing exclusivity from date (TBD) of first approval*
Pending Applications
Dosing Strategies for Targeting EpCAM positive bladder cancer. If allowed, would expire in 2036 or later.
Stabilized Chimeric Immunoglobulins (April 2020)
OUS:
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036
Methods of Treating Cancer Using an Immunotoxin (Apr 2024)

Note: Patent life assessment reflects independent analysis by Hogan Lovells US LLP.

*Data exclusivity granted by FDA under the Biologics Price Competition and Innovation Act of 2009 (codified at 42 U.S.C. § 262(k))

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